UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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Doral Financial Corporation

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For Immediate Release
July 12, 2007
CONTACT:
Doral Financial Corporation
Investor Relations & Media:
(787) 474-6711
Olga Mayoral-Wilson, APR
Executive Vice President
Chief Communications Officer
Corporate Communications
Lucienne Gigante
Vice President
Investor Relations
Corporate Communications
—GLASS LEWIS & CO. AND PROXY GOVERNANCE, INC. RECOMMEND A VOTE ''FOR’’ THE
PROPOSED INVESTMENT IN DORAL FINANCIAL BY DORAL HOLDINGS, LLC—
—ALL THREE LEADING PROXY VOTING ADVISORY SERVICES HAVE NOW RECOMMENDED A
VOTE “FOR” THE PROPOSED INVESTMENT—
SAN JUAN, Puerto Rico, July 12, 2007— Doral Financial Corporation (NYSE:DRL) today reported that Glass Lewis & Co., and PROXY Governance, Inc. leading independent proxy voting advisory services, have recommended a vote “FOR” the proposed $610 million investment in Doral Financial by Doral Holdings, LLC. (“Holdings”), a newly formed entity in which Bear Stearns Merchant Banking and other investors, including funds managed by Marathon Asset Management, Perry Capital, the D. E. Shaw group, Tennenbaum Capital Partners, Eton Park Capital Management, Goldman Sachs & Co., Canyon Capital Advisors and GE Asset Management, will invest.
All three of the leading independent proxy voting advisory services have now recommended that their clients support the Holdings transaction. Institutional Shareholder Services had made a favorable recommendation to its clients on July 5, 2007.
In making its decision, Glass Lewis & Co. noted, “Financially, we believe the transaction to be fair to shareholders. . . Given the thoroughness of the strategic review, immediate liquidity concerns, and unanimous support of the board, we believe the transaction is in the best interests of the shareholders”. The Glass Lewis & Co. report added, “In our opinion, the advisor’s analysis shows the transaction to be more favorable than the alternative of liquidating the Company’s assets.”
As previously announced, Institutional Shareholder Services (ISS), recommended a vote “FOR” the proposed $610 million investment in Doral Financial by Doral Holdings, LLC. (“Holdings”) on July 5, 2007.

Dennis G. Buchert, chairman of the board of Doral Financial, stated, “We are pleased that all three leading independent proxy advisory services have recommended a vote ‘FOR’ the proposed investment transaction between Doral Financial and Holdings. The board of directors has recommended that shareholders vote to approve this transaction so that Doral Financial can recapitalize and existing shareholders can continue to participate in the future earnings and potential growth of the company.”
ADDITIONAL INFORMATION AND WHERE TO FIND IT
INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT REGARDING THE TRANSACTION FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BY DORAL FINANCIAL ON JUNE 18, 2007, AS SUPPLEMENTED ON JUNE 29, 2007, BECAUSE IT CONTAINS IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement at the Internet worldwide website maintained by the Commission at http://www.sec.gov. In addition, documents filed by Doral Financial are available at the Commission’s public reference room located at 100 F Street, N.E., Washington, D.C. 20594. Investors and security holders may call the Commission at 1-800-SEC-0330 for further information on the public reference room. Free copies of all of Doral Financial’s filings with the Commission may also be obtained (without exhibits) by directing a request to or accessing www.doralfinancial.com.
FORWARD-LOOKING STATEMENTS
Information set forth in this release contains forward-looking statements, which involve a number of risks and uncertainties. Doral cautions readers that any forward-looking information is not a guarantee of future events or performance and that actual events and performance could differ materially from that contemplated by the forward-looking statements. Such forward-looking statements include, but are not limited to, statements about the transaction and the likelihood of satisfying the conditions thereto, and the future results of the Company following the recapitalization, if completed.
The closing of the transaction is subject to a number of conditions. The following factors, among others, could cause actual events or results to differ from those set forth in the forward-looking statements: the risk that regulatory approvals of the transaction on the proposed terms will not be obtained on a timely basis, the risk that final court approval of the litigation settlement or consummation of that settlement will not occur on a timely basis, the risk that the Company will not be able to obtain shareholder approval, the risk that the sale of the New York branches on the contemplated terms and the receipt of regulatory approvals for Doral Bank FSB to pay the contemplated dividend of certain proceeds will not occur on a timely basis, the risk that the necessary regulatory approvals for the transfer to Doral Bank Puerto Rico of the mortgage servicing rights from Doral Financial on the contemplated terms will not be received on a timely basis, the risk that, because of adverse events affecting Doral or its business or otherwise, that one or more conditions to obligations of Holdings to make its investment will not be obtained, the risk that one of more of the investors will fail to fund their investment in Holdings and thus prevent Holdings from consummating its investment in the Company, the risk that the transaction or uncertainties with respect thereto could adversely affect customer relationships or otherwise adversely affect the Company or its business. Additional factors that may affect future results are contained in the Company’s annual report on Form 10-K for the year ended December 31, 2006 and quarterly report on Form 10-Q for the first quarter of 2007, which are available at the SEC’s web site at http://www.sec.gov.

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